CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption
"Experts" and to the use of our report dated March 18, 2004 to this Registration Statement on Form SB-2 and related prospectus of Advanced ID, Inc. for the registration of units consisting of common shares and warrants.




Malone & Bailey, PLLC
Houston, Texas
September 12, 2004